                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated June 1, 1994 pertaining to the BankAmerica Corporation 1992 Management Stock Plan of our report dated January 18, 1994, except for Note 2, as to which the date is January 27, 1994, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG

                                         ERNST & YOUNG

San Francisco, California
May 31, 1994